UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2002

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Shareholders Approve Changes

LabOne, Inc. announced that at a special meeting of shareholders conducted January 31, 2002, shareholders approved the elimination of restrictions on the conversion of the Series B-1 Cumulative Convertible Preferred Stock into LabOne common stock, and approved the conversion of series B-2 Cumulative Preferred Stock into Series B-1 Cumulative Convertible Preferred Stock.

Shareholders also approved the election of D. Scott Mackesy, Sean M. Traynor and W. Roger Drury to the company's board of directors. Richard S. Schweiker, Chester B. Vanatta and R. Dennis Wright resigned from the board of directors effective upon the shareholder election of Mackesy, Traynor and Drury. W. Thomas Grant II, Paul B. Queally, James R. Seward and John E. Walker remain in their existing capacity on the seven-member board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: February 4, 2002	By /s/ Joseph C. Benage Joseph C. Benage Secretary